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                                                                       Exhibit 5

                   [WARNER NORCROSS & JUDD LLP LETTERHEAD]


                              November 14, 1995



Wolverine World Wide, Inc.
9341 Courtland Drive, NE
Rockford, MI 49351

       Re:  REGISTRATION STATEMENT ON FORM S-3
            172,500 ADDITIONAL SHARES OF COMMON STOCK

Gentlemen:

        We are counsel to Wolverine World Wide, Inc. (the "Company") in connection with registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement on Form S-3 (the "462(b) Registration Statement") filed with the Securities and Exchange Commission
(the "Commission") pursuant to Rule 462(b) promulgated under the Securities Act relating to the registration under the Securities Act of an additional 172,500 shares of Common Stock, $1 par value (the "Additional Shares"). The 462(b) Registration Statement to be used for the offer and sale of the Additional Shares is filed with the Commission in connection with the proposed public offering described in the Registration Statement on Form S-3 (Registration No. 33-63727) filed with the Commission on October 26, 1995, which was declared effective by the Commission as of the date hereof.

        We are familiar with the proceedings taken by the Company in connection with the authorization of the Additional Shares. We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

        Based upon the foregoing, we are of the opinion that the Additional Shares will be, when the 462(b) Registration Statement becomes effective and the Additional Shares are sold, issued and delivered as described in the 462(b) Registration Statement, legally issued, fully paid and non-assessable.

        We consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to reference to us under the caption "LEGAL MATTERS" in the prospectus comprising a part of the 462(b) Registration Statement.

        This opinion is rendered for the purposes of Item 16 of Form S-3 and
Item 601 of Regulation S-K, may be relied upon only by you and the Commission, and may not be used,

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Wolverine World Wide, Inc.
November 14, 1995
Page 2
_________________________________

quoted or referred to and/or filed for any other purpose without our prior written permission.

                               WARNER, NORCROSS & JUDD LLP



                               /s/ Blake W. Krueger
                               --------------------------------
                               By Blake W. Krueger
                               Partner